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                                                                      Exhibit 16

April 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the third through fifth paragraphs of Item 4 included in the Form 8-K dated April 3, 2002 of The Wiser Oil Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

[/s/ ARTHUR ANDERSEN LLP]